[The following letter appears on Arthur Andersen LLP letterhead]



                                                [ANDERSEN logo]

                                                Arthur Andersen LLP
                                                225 Franklin Street
                                                Boston, MA  02110-2812

                                                Tel 617-330-4000
                                                Fax 617-439-9731

                                                www.andersen.com


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


May 21, 2002


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 21, 2002 of Community Bancorp, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Cc:
Donald R. Hughes, Jr., Executive Vice President
Community Bancorp, Inc.